Money Manager Agreement
      This agreement (the Agreement) is
between TIFF Investment Program, Inc.
(TIP), a Maryland corporation, for its
TIFF Multi-Asset Fund (the Fund), and
Glenhill Capital Advisors, LLC (the
Manager), a registered investment adviser
under the Investment Advisers Act of 1940,
as amended (the Advisers Act), and is
effective as of October 1, 2013 (the
Effective Date).
Recitals
      TIP is an open-end management
investment company registered under the
Investment Company Act of 1940, as
amended (the 1940 Act); and
      TIP wishes to retain the Manager to
render advisory services to the Fund and the
Manager is willing to render those services.
The parties therefore agree as
follows:
1.	Managed Assets
      The Manager will provide
investment management services solely with
respect to assets placed with the Manager on
behalf of the Fund from time to time. Such
assets, as changed by investment,
reinvestment, additions, disbursements of
fees and expenses, and withdrawals, are
referred to in this Agreement as the
Managed Assets. The Fund may make
additions to or withdraw all or any portion
of the Managed Assets from this
management arrangement at any time.
2.	Appointment and Powers of
Manager; Investment Approach
      (a)	Appointment. TIP, acting on
behalf of the Fund, hereby appoints the
Manager to manage the Managed Assets for
the period and on the terms set forth in this
Agreement. The Manager hereby accepts this
appointment and agrees to render the
services herein described in accordance with
the requirements described in Section 3(a).
      (b)	Powers. Subject to the
supervision of the board of directors of TIP
and subject to the supervision of TIFF
Advisory Services, Inc. (TAS) as
Investment Adviser to the Fund, the
Manager shall direct investment of the
Managed Assets in accordance with the
requirements of Section 3(a). TIP, acting on
behalf of the Fund, grants the Manager
authority to:
(i)	acquire (by purchase,
exchange, subscription, or
otherwise), hold, and
dispose of (by sale,
exchange, or
otherwise) securities
and other investments;




(iii) 	enter into such
agreements and make
such representations
(including
representations
regarding the
purchase of
securities for
investment) as may
be necessary or
proper in connection
with the performance
by the Manager of its
duties hereunder.
      (c)	Power of Attorney. To enable
the Manager to exercise fully the discretion
granted hereunder, TIP appoints the
Manager as its attorney-in-fact to invest,
sell, and reinvest the Managed Assets as
fully as TIP itself could do. The Manager
hereby accepts this appointment.
      (d)	Voting. The Manager shall be
authorized to vote on behalf of the Fund any
proxies relating to the Managed Assets in
accordance with the Funds proxy voting
guidelines provided to Manager.  The
Manager shall comply with any written
instructions received from the Fund as to the
voting of securities and handling of proxies
with respect to the Managed Assets.
      (e)	Independent Contractor. The
Manager shall for all purposes be deemed
to be an independent contractor and, except
as expressly authorized herein, shall have
no authority to act for or to represent TIP,
the Fund, or TAS in any way, or otherwise
to be an agent of any of them.
      (f)	Reporting. The Manager
shall furnish to TIP upon reasonable request
such information that TIP may reasonably
require to complete documents, reports, or
regulatory filings.
3.	Requirements; Duties
(a)	Requirements. In performing
services for the Fund and otherwise
discharging its obligations under this
Agreement, the Manager shall act in
conformity with the following
requirements (the Requirements):
(i)	the 1940 Act, the
Internal Revenue
Code of 1986, as
amended, and all
other applicable
federal and state laws
and regulations which
apply to the Manager
in conjunction with
performing services
for the Fund, if any;
(ii)	TIPs Registration
Statement under the
1940 Act and the
Securities Act of
1933, as amended, on
Form N-1A as filed
with the Securities
and Exchange
Commission relating
to the Fund and the
shares of common
stock in the Fund, as
such Registration
Statement may be
amended from time to
time (the
Registration
Statement) and
provided by TAS to
the Manager;
(iii)	the Managers
Investment
Guidelines for the
Fund as agreed to in
writing by TAS and
the Manager, and
which may be
amended from time to
time through mutual
written agreement by
TAS and the
Manager;
(iv)	written instructions
and directions of the
board of directors of
TIP provided to
Manager; and
(v)	written instructions
and directions of TAS
provided to Manager.

      (b)	Responsibility with Respect
to Actions of Others. TIP may place the
investment portfolio of each of its funds,
including the Fund, with one or more
investment managers. To the extent the
applicability of, or conformity with, the
Requirements depends upon investments
made by, or activity of, the managers other
than the Manager, the Manager agrees to
comply with such Requirements: (i) to the
extent that such compliance is within the
Managers Investment Guidelines; and (ii)
to the extent that TAS or the Fund provide
the Manager with information sufficient to
permit the Manager to ascertain the
applicability of such Requirements.  If it
appears to the Fund at any time that the
Fund may not be in compliance with any
Requirement and the Fund or TAS so
notifies the Manager, the Manager shall
promptly take such actions not inconsistent
with applicable law or regulation as the
Fund or TAS may reasonably specify to
effect compliance.
      (c)	Responsibility with Respect
to Performance of Duties. In performing its
duties under this Agreement, the Manager
shall act in good faith and in the best
interests of the Fund and shall use
reasonable care and its best judgment in
matters relating to the Fund. The Manager
will not deal with the Managed Assets in its
own interest or for its own account.
      (d)	Valuation. The Manager shall
not be responsible for calculating the net
asset value of the Funds portfolio or
making final decisions on the value of
portfolio securities used to calculate such net
asset value, but the Manager must review
daily the pricing of the Managed Assets
provided or otherwise made available to the
Manager by or on behalf of the Fund.
4.	Recordkeeping and Reporting
      (a)	Records. The Manager shall
maintain proper and complete records
relating to the furnishing of investment
management services under this Agreement,
including records with respect to the
securities transactions for the Managed
Assets required by Rule 31a-1 under the
1940 Act. All records maintained pursuant
to this Agreement shall be subject to
examination by the Fund and by persons
authorized by it during reasonable business
hours upon reasonable notice. Records
required by Rule 31a-1 maintained as
specified above shall be the property of the
Fund; the Manager will preserve such
records for the periods prescribed by Rule
31a-2 under the 1940 Act and shall
surrender such records promptly at the
Funds request. Upon termination of this
Agreement, the Manager shall promptly
return records that are the Funds property
and, upon demand, shall make and deliver to
the Fund true and complete and legible
copies of such other records maintained as
required by this Section 4(a) as the Fund
may request. The Manager may retain
copies of records furnished to the Fund.
      (b)	Reports to Custodian. The
Manager shall provide to the Funds
custodian and to the Fund, on each business
day, information relating to all transactions
concerning the Managed Assets.
      (c)	Other Reports. The Manager
shall render to the board of directors of TIP and to TAS such periodic and special reports as the board or TAS may reasonably request.

5.	Purchase and Sale of Securities
     (a)	Selection of Brokers. The
Manager shall place all orders for the
purchase and sale of securities on behalf of
the Fund with brokers or dealers selected by
the Manager in conformity with the policy
respecting brokerage set forth in the
Registration Statement. Neither the Manager
nor any of its officers, employees, or any of
its affiliated persons, as defined in the
1940 Act, will act as principal or receive any
compensation in connection with the
purchase or sale of investments by the Fund
other than the management fees provided for
in Section 6 hereof.
      In placing such orders, the Manager
will give primary consideration to obtaining
the most favorable price and efficient
execution reasonably available under the
circumstances and in accordance with
applicable law. In evaluating the terms
available for executing particular
transactions for the Fund and in selecting
broker-dealers to execute such transactions,
the Manager may consider, in addition to
commission cost and execution capabilities,
those factors that it deems relevant, such as
the financial stability and reputation of
broker-dealers and the brokerage and
research services (as those terms are defined
in Section 28(e) of the Securities Exchange
Act of 1934, as amended) provided by such
broker-dealers. The Manager is authorized
to pay a broker-dealer who provides such
brokerage and research services a
commission for executing a transaction
which is in excess of the amount of
commission another broker-dealer would
have charged for effecting that transaction if
the Manager determines in good faith that
such commission is reasonable in relation to
the value of the brokerage and research
services provided by such broker-dealer in
discharging responsibilities with respect to
the Fund or to other client accounts as to
which it exercises investment discretion.
     (b)	Aggregating Orders. On
occasions when the Manager deems the
purchase or sale of a security to be in the
best interest of the Fund as well as other
advisory clients of the Manager, the
Manager, to the extent permitted by
applicable laws and regulations, may, but
shall be under no obligation to, aggregate
the securities to be so sold or purchased in
order to obtain the most favorable price or
lower brokerage commissions and efficient
execution. In such event, allocation of
securities so purchased or sold, as well as
the expenses incurred in the transaction,
will be made by the Manager in the manner
it considers to be most equitable and
consistent with its fiduciary obligations to
the Fund and its other clients.
	6.	Management Fees; Expenses
     (a)	Management Fees. Schedule
I attached hereto sets out the fees to be paid
by the Fund to the Manager no later than
the last day of the month immediately
following the end of the period to which the
fee relates. Such fees shall be paid out of
the Managed Assets, except for those fees
payable subsequent to a final Calculation
Period.
      (b)	Expenses. The Manager shall
furnish at its own expense all of its own
office facilities, equipment, and supplies,
and shall perform at its own expense all
routine and recurring functions necessary for
the Manager to render the services required
to be performed by it under this Agreement.
The Fund shall be responsible for its own
fees and expenses.
7.	Non-Exclusivity of Services
      The Manager is free to act for its
own account and to provide investment
management services to others. The Fund
acknowledges that the Manager and its
officers and employees, and the Managers
other clients, may at any time have, acquire,
increase, decrease or dispose of positions in
the same investments which are at the same
time being held, acquired or disposed of
under this Agreement for the Fund. Neither
the Manager nor any of its officers or
employees shall have any obligation to
effect a transaction under this Agreement
simply because such a transaction is effected
for his or its own account or for the account
of another client. The Fund agrees that the
Manager may refrain from providing any
advice or services concerning securities of
companies for which any officers, directors,
partners or employees of the Manager or any
of the Managers affiliates act as financial
advisor, investment manager or in any
capacity that the Manager deems
confidential, unless the Manager determines
in its sole discretion that it may
appropriately do so. The Fund appreciates
that, for good commercial and legal reasons,
material nonpublic information which
becomes available to affiliates of the
Manager through these relationships cannot
be passed on to the Fund.
8.	Liability
      The Manager shall not be liable to
the Fund, TIP, TAS or to any shareholder for any error of judgment or for the actions of TAS, other money managers to the Fund, or other service providers to the Fund;
provided, however, that the Manager shall be liable to the Fund for any loss resulting from willful misfeasance, bad faith, or gross negligence by the Manager in providing services under this Agreement or from reckless disregard by the Manager of its obligations and duties under this Agreement.

      Nothing in this Agreement shall
constitute a waiver or limitation of any
rights that the Fund, TIP, or TAS may have
under applicable state or federal laws.
9.	Representations
(a)	The Manager hereby
represents to the Fund that the
Manager is registered as an
investment adviser under the Advisers Act, that it has full power and authority to enter into and perform fully the terms of this Agreement, and that the execution of this Agreement on behalf of the Manager has been duly authorized and, upon execution and delivery, this Agreement will be binding upon the Manager in accordance with its terms.

     (b)	The Manager represents that
it is in material compliance with all
applicable laws, both federal and state.
     (c)	TIP hereby represents to the
Manager that it has full power and authority
to enter into and perform fully the terms of
this Agreement and that the execution of
this Agreement on behalf of the Fund has
been duly authorized and, upon execution
and delivery, this Agreement will be
binding upon TIP in accordance with its
terms.
     (d)	TIP acknowledges receipt of
Parts 2A and B of the Managers Form
ADV and Commodity Trading Advisor
(CTA) Disclosure Document (if
applicable).

     (e)	TIP represents that TIP and
the Fund are in material compliance with all applicable laws and regulations, both federal and state.

     (f)	TIP represents that all of the
Funds current shareholders are qualified clients, in accordance with in Rule 205-3 under the Advisers Act and interpretations thereof, and all of the Funds shareholders will be qualified clients for so long as the Manager performs services under this
Agreement pursuant to a fee schedule not meeting the requirements of Section 205(b) of the Advisers Act.

10.	Term
           This Agreement shall
continue in effect for a period of two (2)
years from the date hereof and shall
thereafter be automatically renewed for
successive periods of one (1) year each,
provided such renewals are specifically
approved at least annually in conformity
with the requirements of the 1940 Act;
provided, however, that this Agreement
may be terminated without the payment of
any penalty, by (a) the Fund, if a decision to
terminate is made by the board of directors
of TIP or by a vote of a majority of the
Funds outstanding voting securities (as
defined in the 1940 Act), or (b) the
Manager, in each case with at least 30 days
written notice from the terminating party
and on the date specified in the notice of
termination.
     This Agreement shall terminate
automatically in the event of its assignment
(as defined in the 1940 Act).
11.	Amendment
     Except as otherwise provided in the
Agreement, this Agreement may be
amended by mutual consent, but the
consent of the Fund must be approved in
conformity with the requirements of the
1940 Act and any order of the Securities
and Exchange Commission that may
address the applicability of such
requirements in the case of the Fund. Any
such amendment must be in writing and
signed by each party.
12.	Notices
     Notices or other communications
required to be given pursuant to this
Agreement shall be deemed duly given
when delivered electronically, in writing, or
sent by fax or three business days after
mailing registered mail postage prepaid as
follows:
Fund:	TIFF Investment Program
c/o TIFF Advisory Services,
Inc.
Attn: General Counsel
Four Tower Bridge
200 Barr Harbor Drive, Suite
100 West Conshohocken, PA
19428
Fax: 610-684-8080
Email: miops@tiff.org with a
copy to rmaestro@tiff.org
Manager:	Glenhill Capital Advisors,
LLC
Attn: Kevin Corb
600 Fifth Avenue
11th Floor
New York, NY 10020
Fax: 646-432-0666
Email:
kcorb@glenhillcap.com
Each party may change its address
by giving notice as herein required.
13.	Sole Instrument
      This instrument constitutes the sole
and only agreement of the parties to it
relating to its object and correctly sets forth
the rights, duties, and obligations of each
party to the other as of its date. Any prior
agreements, promises, negotiations, or
representations not expressly set forth in this
Agreement are of no force or effect.
14.	Counterparts
      This Agreement may be executed in
counterparts, each of which shall be deemed
to be an original and all of which, taken
together, shall be deemed to constitute one
and the same instrument.
15.	Applicable Law

      This Agreement shall be governed
by, and the rights of the parties arising hereunder construed in accordance with, the laws of the Commonwealth of Pennsylvania without reference to principles of conflict of laws. Nothing herein shall be construed to require either party to do anything in violation of any applicable law or regulation.

16.	Confidential Information
      Any information or
recommendations supplied by any party to this Agreement, which are not otherwise in the public domain or previously known to another party in connection with the performance of obligations hereunder, including securities or other assets held or to be acquired by the Fund, transactions in securities or other assets effected or to be effected on behalf of the Fund, or financial information or any other information relating to a party to this Agreement, are to be regarded as confidential (Confidential
Information).
      No party may use or disclose to
others Confidential Information about the other party, except solely for the legitimate business purposes of the Fund for which the Confidential Information was provided; as may be required by applicable law or rule or compelled by judicial or regulatory authority having competent jurisdiction over the party; or as specifically agreed to in writing by the other party to which the Confidential
Information pertains. Further, no party may trade in any securities issued by another party while in possession of material non-public information about that party. Lastly, the Manager may not consult with any other money managers for the Fund about transactions in securities or other assets of the Fund, except for purposes of complying with the 1940 Act or SEC rules or regulations applicable to the Fund. Nothing in this Agreement shall be construed to prevent the Manager from lawfully giving other entities investment advice about, or trading on their behalf in, shares issued by the Fund or securities or other assets held or to be acquired by the Fund.

IN WITNESS WHEREOF, the parties hereto
execute this Agreement on and make it
effective on the Effective Date specified in the first paragraph of this Agreement.


On behalf of the Fund by
	On behalf of
TIFF INVESTMENT PROGRAM, INC.
GLENHILL CAPITAL ADVISORS, LLC


__/s/ Kelly A. Lundstrom_________
__/s/ Glenn J. Krevlin____________
Signature
Signature

_Kelly A. Lundstrom, Vice President__
___Glenn J. Krevlin, Managing Member______
Print Name/Title
Print Name/Title


Schedule I
Dated as of October 1, 2013
to the
Money Manager Agreement (the
Agreement) Dated as of October 1, 2013
Between
Glenhill Capital Advisors, LLC (the
Manager) and
TIFF Investment Program, Inc. for its TIFF
Multi-Asset Fund (the Fund)
As compensation for the services performed and the facilities and personnel provided by the Manager pursuant to the Agreement, the Fund will pay the Manager a fee as set forth below.
The Fund will pay the Manager (i) an asset based fee (the Investment Management Fee) plus (ii) a performance based fee (the Performance
Based Fee), each as described below.
Capitalized terms used throughout this schedule shall have the meanings given to them in the Agreement unless otherwise defined herein.
Investment Management Fee: The Fund will pay the Manager an asset based fee equal to the Fee Rate, calculated monthly as of the last day of the calendar month based on the Average Net
Assets of the Managed Assets for the month to which the fee relates. The Investment
Management Fee will be prorated for any period that is less than a full calendar month.
Definitions related to the Calculation and Payment of the Investment Management Fee
Average Net Assets: Average Net Assets means the average of the daily net asset values (gross of expenses except custodian transaction charges and the fees payable hereunder) of the Managed
Assets for the applicable period.
Fee Rate: The Fee Rate per annum is determined based on TIFF Assets:
Except as provided below, if TIFF Assets are:
Less than $150,000,000
$150,000,000 - $300,000,000
Greater than $300,000,000



The Fee Rate is:
0.75% per annum on all assets
0.65% per annum on all assets
0.55% per annum on all assets

If TIFF Assets decline below a given
breakpoint in any one month solely as a
result of market movements or
investment performance, the Fee Rate
will not increase. If TIFF Assets decline below a given breakpoint in any one month for any other reason, the Fee Rate will increase.
TIFF Assets: TIFF Assets for any period means the daily average over the period of the aggregate assets of funds advised by TIFF Advisory
Services, Inc., or its affiliates, managed by the Manager or its affiliates, whether through a separate account or an interest in a pooled investment fund offered by the


Manager. For assets placed with the Manager by a TIFF vehicle that calculates its net asset value on a daily basis, the average of the daily net asset values of such Managed Assets for the applicable period will be used for these purposes, and for assets placed by a TIFF vehicle or other account that does not calculate its net asset values on a daily basis, the average will be approximated using the value of such Managed Assets at the opening of the applicable period, adjusted by any contributions or withdrawals during the period.
Calculation and Payment of the Performance
Based Fee: For each Calculation Period, the
Performance Based Fee will be equal to 15 percent of the amount by which the net asset value of the Managed Assets as of the end of the Calculation Period exceeds the Hurdle. The
Performance Based Fee shall be payable
annually, in arrears, in the month that follows the last calendar month of the Calculation Period or, in the event of a partial or complete withdrawal of Managed Assets, in the month that follows the date of withdrawal. For purposes of this calculation, in the event of a contribution, the additional assets shall be assigned a Hurdle based on the Effective Date of such assets and at the end of each Calculation Period, the net asset values of the Legacy Assets and the additional assets, respectively, shall be summed and compared to the sum of the Hurdles for the Legacy Assets and the additional assets, respectively, for purposes of calculating the Performance Based Fee; provided that, at the end of any Calculation Period for which a Performance Based Fee is earned, the additional assets shall be combined with the Legacy Assets for future Performance Based Fee calculations.
Definitions related to the Calculation and Payment of the Performance Based Fee
Calculation Period: Calculation Period means the 12-month period that begins on January 1 and ends on December 31 in each year. In the event the Effective Date is other than January 1 of a given year the first Calculation Period shall be the period that commences on the Effective Date and ends on December 31 of the same year, even though less than 12 full months. In the event of a partial or complete withdrawal of the Managed
Assets, the final Calculation Period shall be the period that commences on January 1 of the year of withdrawal and ends on the date of withdrawal with respect to the withdrawn assets, even though less than 12 full months. In the event of a partial withdrawal not occurring on December
31, the Calculation Period for the Legacy Assets shall be the period that commences on the day after the partial withdrawal and ends on December 31 of the same year, even though less than 12 full months.
Effective Date: The Effective Date is the date on which the Fund places assets with the Manager.
A new effective date shall apply each time additional assets are placed with the Manager, but only with respect to such additional assets.
In the event of a partial withdrawal, the day immediately following the date of withdrawal shall be considered an Effective Date with respect to the Legacy Assets.
Hurdle: If no Performance Based Fee was paid with respect to the Managed Assets for any previous Calculation Period, then the Hurdle shall be an amount equal to the product of (A) the net asset value of the Managed Assets as of the first day of the first Calculation Period multiplied by (B) a fraction, (1) the numerator of which is equal to the Russell 3000 Total Return
Index as of the close of business on the last day of the Calculation Period and (2) the denominator of which is equal to the Russell
3000 Index as of the close of business on the first day of the first Calculation Period. If a Performance Based Fee was paid with respect to the Managed Assets for a previous Calculation
Period, then an amount equal to the product of
(A) the net asset value of such Managed Assets as of the first day of the Calculation Period immediately following the most recent
Calculation Period for which a Performance
Based Fee was paid out of the Managed Assets multiplied by (B) a fraction, (1) the numerator of which is equal to the Russell 3000 Total Return
Index as of the close of business on the last day of the current Calculation Period and (2) the denominator of which is equal to the Russell
3000 Total Return Index as of the close of the most recent Calculation Period for which a Performance Based Fee was paid out of the Managed Assets. In the event of a partial withdrawal, the Hurdle will be reduced pro-rata and, with respect to the Legacy Assets, the net asset value of the Managed Assets and the R3000
Index shall be adjusted as appropriate.  Note: The
Russell 3000 Total Return Index can be accessed via Bloomberg screen RU30INTR Index.
Legacy Assets: shall mean the assets already managed by the Manager on the date the Fund places additional assets with the Manager.